EXHIBIT 16.2

July 25, 2005

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by MedicalCV, Inc., (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of MedicalCV’s Form 8-K/A report dated June 8, 2005.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP